Exhibit 10.2

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of June 12, 2006 by and among Cellu Parent Corporation, a Delaware corporation (“Parent”), Cellu Acquisition Corporation, a Delaware corporation (“Merger Sub”), Cellu Tissue Holdings, Inc., a Delaware corporation (the “Company”, and together with Parent and Merger Sub, the “Companies”), and Weston Presidio Service Company, LLC, a Delaware limited liability company (“Sponsor”).

RECITALS

WHEREAS, Parent and Merger Sub have been formed for the purpose of engaging in a transaction in which Merger Sub will be merged with and into Cellu Paper Holdings, Inc., a Delaware corporation and the parent of the Company (“Cellu Paper”), with Cellu Paper surviving (the “Merger”) pursuant to an Agreement and Plan of Merger by and between Parent, Merger Sub and Cellu Paper (the “Merger Agreement”);

WHEREAS, to enable Merger Sub to engage in the Merger and related transactions, Sponsor provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Financial Advisory Services”); and

WHEREAS, the Companies desire to retain Sponsor to provide certain management, consulting and financial and other advisory services to the Companies, and Sponsor is willing to provide such services on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Services. Sponsor hereby agrees that it will provide the following management, consulting and financial and other advisory services to the Companies:

(a)           advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Companies with financing on terms and conditions satisfactory to the Companies;

(b)           financial, managerial and operational advice in connection with the Companies’ day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company and its subsidiaries;

(c)           advice in connection with financing, acquisition, disposition, merger, combination and change of control transactions involving any of the Companies (however structured); and

(d)           such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as Sponsor and the Companies may from time to time agree in writing.

Sponsor will devote such time and efforts to the performance of services contemplated hereby as Sponsor deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by Sponsor on a weekly, monthly, annual or other basis. The Companies acknowledge that Sponsor’s services are not exclusive and that Sponsor will render similar services to other persons and entities. Sponsor and the Companies understand that the Companies may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by Sponsor under this Agreement. In providing services to the Companies, Sponsor will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that neither Sponsor, on the one hand, nor the Companies, on the other, has the right or ability to contract for or on behalf of each other or to effect any transaction for each other’s account.

2.             Payment of Fees.

(a)           The Companies will jointly and severally pay to Sponsor (or an affiliate of Sponsor designated by it) in consideration of Sponsor providing the Financial Advisory Services a fee in the amount of $2,000,000, such fee being payable upon the closing of the Merger;

(b)           The Companies will jointly and severally pay to Sponsor (or an affiliate of Sponsor designated by it) an annual fee, such fee being payable quarterly in advance on or prior to the first day of each calendar quarter beginning on each January 1, April 1, July 1 and October 1, the first such payment to be made by wire transfer on July 1, 2006 for the pro-rated amount of such fee for the time from the closing through July 1, 2006. The annual fee will be $450,000 (the “Periodic Fee”).

Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available federal funds to the account specified on Schedule 1 hereto, or to such other account(s) as Sponsor may specify to the Companies in writing prior to such payment.

3.             Term. This Agreement will continue in full force and effect until June 12, 2016; provided that this Agreement shall be automatically extended each anniversary of such date for an additional year unless the Companies or Sponsor provide written notice of their desire not to automatically extend the term of this Agreement to the other parties hereto at least 90 days prior to such anniversary; provided, however, that (a) either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof, (b) Sponsor may terminate this Agreement upon not less than 10 days written notice to the Companies and (c) this Agreement shall terminate upon the consummation of an initial Public Offering (as defined in the

Registration Rights Agreement) or Change of Control (as defined in the Shareholders Agreement) (the period on and after the date hereof through the termination hereof being referred to herein as the “Term”); and provided, further, that each of (x) Sections 4, 5 and 8 (whether in respect of or relating to services rendered during or after the Term) and (y) any and all accrued and unpaid obligations of the Companies owed under Section 2 will all survive any termination of this Agreement to the maximum extent permitted under applicable law.

4.             Expenses; Indemnification.

(a)           Expenses. The Companies will jointly and severally pay on demand all expenses incurred by Sponsor and those certain funds affiliated with or advised by Sponsor or its affiliates who are providing equity financing to Parent to help effectuate the transactions contemplated by the Merger Agreement (such funds the “Sponsor Funds” and their investments the “Equity Investments”) (or any of them) (i) in connection with this Agreement, the transactions contemplated by the Merger Agreement or any related transactions, (ii) relating to operations of, or services provided by Sponsor to, the Companies or any of their affiliates from time to time or (iii) otherwise in any way relating to the Companies or in any way relating to, or arising out of, the equity investments or the ownership or sale thereof by any Sponsor Fund. Without limiting the generality of the foregoing, the Companies jointly and severally agree to pay on demand all expenses incurred by Sponsor and the Sponsor Funds (or any of them) in connection with, or relating to, (x) the preparation, negotiation and execution of this Agreement and any other agreement executed in connection with, or related to, this Agreement, the Merger Agreement, the financing of the transactions contemplated by the Merger Agreement, Equity Investments or the consummation of the transactions contemplated hereby and thereby or (y) any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies relating to any of the foregoing, and in each case will specifically include the fees and disbursements of counsel, accountants, consultants or advisors retained by Sponsor, the Sponsor Funds or their respective consultants or advisors and any out-of-pocket expenses incurred by Sponsor in connection with the provision of services to the Companies from time to time or the attendance at any meeting of the managers or board of directors (or any committee thereof) of any of  the Companies or any of their affiliates.

(b)           Indemnity and Liability. The Companies hereby jointly and severally indemnify and agree to exonerate and hold each of Sponsor, each Sponsor Fund, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses in connection therewith, including without limitation reasonable attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) this Agreement, the transactions contemplated by the Merger Agreement, any transaction to which the Companies are a party, the Equity Investments or the ownership thereof by any Sponsor Fund or any related transactions (it being acknowledged and agreed that the Indemnitees shall not seek indemnification from the Companies pursuant to this Agreement for matters for which  indemnification is provided under the Merger Agreement) or

(ii) operations of, or services provided by Sponsor to, any of the Companies or any affiliate of any of the Companies from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of any of the Companies or any of their accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, each of the Companies hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Companies, then such payments shall be promptly repaid by such Indemnitee to the Companies. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees will be liable to the Companies or any of their affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

5.             Disclaimer and Limitation of Liability; Opportunities.

(a)           Disclaimer; Standard of Care. Sponsor makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder. In no event will Sponsor or any of the Indemnitees be liable to any of the Companies or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of Sponsor as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b)           Freedom to Pursue Opportunities. In recognition that Sponsor and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which Sponsor or its affiliates may serve as an advisor, a director or in some other capacity, and in recognition that Sponsor and its affiliates have myriad duties to various investors and partners, and in anticipation that the Companies and Sponsor (or one or more affiliates, associated investment funds or portfolio companies, or clients of Sponsor) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Companies hereunder and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the Companies as they may involve Sponsor. Except as Sponsor may otherwise agree in writing after the date hereof:

(i)    Sponsor and its affiliates will have the right:  (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any of the Companies and their subsidiaries), (B) to directly or indirectly do business with any client or customer of any of the Companies and their subsidiaries, (C) to take any other action that Sponsor believes in good faith is necessary or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to any of the Companies or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.
(ii)   Sponsor and its officers, employees, partners, members, other clients, affiliates and other associated entities will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Companies or any of their affiliates or to refrain from any action specified in Section 5(b)(i), and the Companies on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require Sponsor or any of its affiliates to act in a manner inconsistent with the provisions of this Section 5(b).
(iii)  Neither Sponsor nor any officer, director, employee, partner, member, stockholder, affiliate or associated entity thereof will be liable to the Companies or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c)   Limitation of Liability. In no event will Sponsor or any of its affiliates be liable to the Companies or any of their affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by Sponsor hereunder.

6.             Assignment, etc. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, (a) Sponsor may assign all or part of its rights and obligations hereunder to any affiliate of Sponsor that provides services similar to those called for by this Agreement, in which event Sponsor will be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of Indemnitees other than Sponsor shall also inure to the benefit of such other Indemnitees and their successors and assigns.

7.            Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of Sponsor and the Companies. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8.             Governing Law; Jurisdiction.

(a)           Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b)           Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of Delaware. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i). Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8 will not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

(c)           Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8(C) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL

COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.             Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10.           Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Company, to it at:

Cellu Paper Holdings, Inc.
3440 Francis Road
Suite C
Alpharetta, Georgia 30004
Attention:  Russell C. Taylor
Fax No:  (678) 393-2657
Tel. No:  (678) 393-2148

If to Parent or Merger Sub, to it at:

c/o Weston Presidio V, L.P.
Pier 1, Bay 2
San Francisco, CA  94111
Attention: R. Sean Honey and Therese Mrozek
Fax No:  (415) 398-0990
Tel. No:  (415) 398-0770

If to Sponsor, to it at:

Weston Presidio V, L.P.
Pier 1, Bay 2
San Francisco, CA  94111
Attention: R. Sean Honey and Therese Mrozek
Fax No:  (415) 398-0990
Tel. No:  (415) 398-0770

with a copy to:

Ropes & Gray LLP

One International Place
Boston, Massachusetts 02110
Attention: David C. Chapin, Esq. and Shari Wolkon, Esq.
Fax No:  (617) 951-7050
Tel. No:  (617) 951-7371
Tel. No.:  (617) 951-7861

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11.           Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12.          Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

[The remainder of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANIES:			CELLU PARENT CORPORATION

			By:	/s/ R. Sean Honey
				Name:	R. Sean Honey
				Title:	President

CELLU ACQUISITION CORPORATION

			By:	/s/ R. Sean Honey
				Name:	R. Sean Honey
				Title:	President

SPONSOR:			WESTON PRESIDIO SERVICE COMPANY, LLC

			By:	Therese A. Mrozek
				Name:	Therese A. Mrozek
				Title:	Chief Operating Officer

ACKNOWLEDGED AND AGREED:

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Dianne M. Scheu
	Name:	Dianne M. Scheu
	Title:	Chief Financial Officer

Schedule 1 to
Management Agreement

Wire Transfer Instructions for Sponsor

Bank:	Silicon Valley Bank

ABA #:	121-140-399

For:	Weston Presidio Service Company LLC

Acct #:	33004-35132